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                                                                    EXHIBIT 10.3


                            SCIENTIFIC-ATLANTA, INC.

                   RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS
                   ------------------------------------------



                                         As Amended, Effective November 12, 1997

1.  PURPOSE



     The purpose of this plan ("Plan") is to enhance the ability of Scientific-Atlanta, Inc. ("Company") to attract and retain the service of experienced, able and knowledgeable persons to serve as members of the Company's board of directors ("Board") over a substantial period of years during which the full benefit of their capabilities can be realized to further the growth and profitability of the Company and return to the shareholders.



2.  ADMINISTRATION


     The Plan shall be administered by a Plan Administrator, who shall be appointed by the Board. In addition to the duties stated elsewhere in the Plan, the Plan Administrator shall have full authority, consistent with the Plan, to interpret the Plan and to make all determinations necessary or desirable for the administration of the Plan.



3.  ELIGIBLE PARTICIPANTS


     Each person who is or becomes a member of the Board on or after the effective date of this Plan but before January 1, 1997, and who has never been a participant in an employee retirement plan of the Company shall be deemed a participant in this Plan after having been a member of the Board for thirty-six consecutive months (a "Participant"). Each person who was a Participant in the Plan as of January 1, 1997 (the "Conversion Date"), and who was not already receiving retirement benefits under the Plan as of the Conversion Date, shall, on or before September 1, 1997, make an election as to whether he or she desires
(a) to continue as a Participant under this Plan, or (b) to discontinue participation in this Plan and to receive in lieu thereof (1) annual grants of retirement awards (currently 1,500 shares of the Company's common stock), under the terms of the Stock Plan for Non-Employee Directors, and (2) a lump sum
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distribution equal to the greater of either (i) the present value, actuarially
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determined by the Company as of the Conversion Date, of the retirement benefits of such Participant under this Plan through the Conversion Date, reduced by the
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present value, actuarially determined by the Company, as of the Conversion Date, of the stream of annual grants of retirement awards described under clause (1) above through such Participant's Normal Retirement Date, or (ii) an amount equal
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to the value of 750 shares of the Company's common stock. $.50 par value (at the closing price on the Conversion Date) multiplied by such Participant's total
                                      -------------
years of service as a director, as of the Conversion Date, which lump sum distribution shall be converted, under the terms of the Stock Plan for Non-Employee Directors, into shares of the Company's common

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stock, $.50 par value, at the fair market value on the Conversion Date.
Participants electing to receive a lump sum distribution shall be also entitled to receive a further distribution in the form of shares to be issued under the Stock Plan for Non-Employee Directors, upon the death of such Participant, such further distribution to be equal to the difference, if any, between (a) the value of the spousal benefits otherwise payable to the spouse of a Participant under the provisions of paragraph 7 below, and (b) the assumed value (as defined
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in the assumptions approved by the Board) of the lump sum distribution to such
Participant described above plus the annual retirement awards granted to such
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Participant under the Stock Plan for Non-Employee Directors prior to his or her death. Except to the extent otherwise provided in the preceding sentence, individuals who are Participants under this Plan as of the Conversion Date, and who elect on or before September 1, 1997, to receive the lump sum distribution described above, shall cease to be Participants under this Plan, effective as of the Conversion Date.



4.  RETIREMENT DATES



     (a) A Participant's "Normal Retirement Date" is the first day of the calendar month in which a Participant attains the age of sixty-five (65) years and is no longer a member of the Board or any subsequent month designated by a Participant in accordance with paragraph 6 below.



     (b) A Participant's "Early Retirement Date" is the first day of the calendar month designated by a Participant in accordance with paragraph 6 below, prior to the Normal Retirement Date, on or after the month in which a Participant attains the age of fifty-five (55) years.



5.  RETIREMENT BENEFIT


     (a) The annual retirement benefit payable to any Participant who retires on the Normal Retirement Date, or any date thereafter, will be an amount equal to
(i) the regular annual retainer paid by the Company to each director for the last fiscal year of the Company that the Participant served as a director, plus
(ii) the value, as of the date of grant, of the shares of the Company's Common Stock granted to the Participant as a "Stock Award" under the Company's Stock Plan for Non-Employee Directors during the last fiscal year of the Company that the Participant served as a director. The "regular annual retainer" as used in the preceding sentence means the annual retainer received by each director of the Company, excluding any committee chair annual retainer, meeting fees and other fees received by a director; and, if the Participant elects to receive all or a portion of his or her annual retainer in the form of shares of the Company's common stock under the Company's Stock Plan for Non-Employee Directors, any portion of such annual retainer received in shares shall be included in the definition of "regular annual retainer."

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     (b) The annual early retirement benefit payable to any Participant who retires on the Early Retirement Date will be the amount specified in 5(a) above, reduced by the following early retirement factors:

                 Age at Commencement         Factor
                 -------------------         ------

                         64                  .933
                         63                  .867
                         62                  .800
                         61                  .733
                         60                  .667
                         59                  .633
                         58                  .600
                         57                  .567
                         56                  .533
                         55                  .500

     If a Participant's age at the Early Retirement Date falls between any two of these ages, these factors shall be adjusted by straight-line interpolation.

     (c) No retirement benefit will be payable to any person who is a member of the Board for less than thirty-six (36) consecutive months.

6.  BENEFIT PAYMENTS

     A Participant may retire by written notice to the Plan Administrator or the Secretary of the Company, designating a retirement date in accordance with paragraph 4 above. Retirement benefit payments will be payable on the first day of each calendar quarter following retirement or in accordance with such other schedule of payments as may be requested by the Participant and approved by the Board. Benefit payments will continue to be paid to the Participant for the remainder of the Participant's life. Notwithstanding the foregoing, in lieu of the normal form of payment otherwise provided under this Plan, the Plan Administrator may direct, in its sole and absolute discretion, that benefits shall be paid in a single sum that is the actuarial equivalent of the annual benefit payable to the Participant or, in the event of the Participant's death, to his or her surviving spouse.

7.  SPOUSAL BENEFITS

     Should a Participant die before retirement benefits have begun to be paid to the Participant under this Plan, the Participant shall be deemed to retire on the later of (i) the day before his/her death, or (ii) the first day of the first calendar month thereafter in which the Participant would have attained the age of fifty-five (55), and the Participant's surviving spouse, if any, shall be entitled to a benefit equal to the benefit that would have been paid to the

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Participant.  If the Participant dies after retirement benefits have commenced, the Participant's surviving spouse shall be entitled to annual benefit payments equal to the annual benefit previously payable to the Participant. In each case, the benefit shall continue for the lesser of (i) ten years or (ii) a number of years equal to the number of years that the Participant was a member of the Board; provided, however, that payments shall not continue after the death of the spouse.



8.  DISABILITY

     Should a Participant become totally and permanently disabled prior to retirement for a period of six (6) consecutive months while a member of the Board and the Board determines that such disability will continue, the Participant will be deemed to have retired on the first day of the calendar month following the month in which the Board makes such determination and the age of the Participant on such retirement date shall be deemed the older of (i) fifty-five (55), or (ii) the Participant's actual age on that date. Payments will be made on the same basis as described in Sections 5, 6, and 7 above.



9.  CHANGE OF CONTROL


     Notwithstanding anything contained in this Plan to the contrary, the provisions of this paragraph 9 shall apply to any Participant whose membership on the Board ends before a Change of Control occurs or who is a member of the Board on the date that a Change of Control occurs and who ceases within twenty-four (24) months after a Change of Control to be a member of the Board for any reason.



     (a) Each such Participant shall be immediately vested in his or her retirement benefit payable under this Plan.



     (b) The Company shall contribute to the trust maintained pursuant to the Scientific-Atlanta, Inc. Benefits Protection Trust Agreement a lump sum amount equal to the then-present value of the Participant's retirement benefit. This lump sum payment to the trust shall be due on the later of (i) the date when the Change of Control occurs or (ii) the date the Participant ceases to be a member of the Board. The retirement benefit of a Participant who ceases to be a member of the Board within twenty-four (24) months after a Change of Control shall be computed as if the Participant would retire on the first day that he or she is eligible to retire (whether an Early Retirement Date or a Normal Retirement Date) following the Change of Control and the end of his or her membership on the Board. Any retirement benefits to which the Participant is entitled under the terms of this Plan shall be payable from the trust, except to the extent that the benefits are paid from the general assets of the Company.


     (c) Notwithstanding the foregoing, in lieu of the form of payment otherwise provided for in this paragraph 9, the Plan Administrator may direct, in its sole and absolute discretion, that upon a Change of Control benefits under this Plan shall be paid in a single lump sum that is the

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actuarial equivalent of the annual benefits payable to the Participant or, in the event of the Participant's death, to his or her surviving spouse.


     (d) "Change of Control" means a change of twenty-five percent (25%) or more of the membership of the Board (excluding membership changes resulting from normal retirement of directors) within a twenty-four (24) month period following the acquisition of beneficial ownership by any person or entity, or group of persons or entities and their affiliates acting in concert, of twenty percent (20%) or more of the voting securities of the Company. "Affiliates" and "beneficial ownership" shall be defined in accordance with Rules 12b-2 and 13d-3 of the Securities and Exchange Commission, as the same may from time to time be amended.



10.  TERMINATION AND AMENDMENT OF THE PLAN


     The Board may terminate the Plan at any time and may amend the Plan from time to time but no such termination and amendment shall adversely affect the rights of Participants under the Plan, which shall be deemed fully vested and irrevocable on the date that a director becomes a Participant in accordance with paragraph 3 above.



11.  EFFECTIVE DATE


     The effective date of this Plan was February 15, 1989.



To record the adoption of the Plan (as amended and restated) by the Board, effective as of November 12, 1997, the Company has caused its authorized officers to execute this Plan and affix the corporate name and seal hereto.



                                    SCIENTIFIC-ATLANTA, INC.


                                    By:   /s/ Brian C. Koenig
                                       ------------------------------------
                                    Name:   Brian C. Koenig
                                    Title:  Senior Vice President - Human
                                            Resources



                                    By:  /s/ William E. Eason, Jr.
                                        -----------------------------------
                                    Name:  William E. Eason, Jr.
                                    Title: Corporate Secretary


[Corporate Seal]

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